Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8. Nos. 333-256403), pertaining to the Global-E Online Ltd. 2013 Share Option Plan and Global-E Online Ltd. 2021 Share Incentive Plan of our report dated March 28, 2022, with respect to the consolidated financial statement of Global-e Online Ltd., included in this Annual Report (Form 20-F) for the year ended December 31, 2021.

March 28, 2022	Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	A Member of Ernst & Young Global